UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

NATURAL GAS FUELING AND CONVERSION INC.

(Exact name of registrant as specified in its charter)

Florida	333-192590	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

45 Almeria Avenue Coral Gables, Florida 33134	33134
(Address of principal executive offices)	(Zip Code)

(305) 865-8193

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, the Board of Directors (the “Board”) of Natural Gas Fueling and Conversion Inc. (the “Company”) accepted the resignation of Robert C. Sanford as the Company’s Chief Financial Officer. Mr. Sanford’s resignation was not a result of any disagreement with the Company or its executive officers on any matter relating to the Company’s operations, policies or practices. The Company previously disclosed Mr. Sanford’s resignation in its quarterly report on Form 10-Q for the quarterly period ended June 30, 2014, as filed with the U.S. Securities and Exchange Commission on August 13, 2014.

Upon the Board’s acceptance of Mr. Sanford’s resignation, on August 6, 2014, the Board appointed I. Andrew Weeraratne, the Company’s Chief Executive Officer, to serve as the Company’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2014

Natural Gas Fueling and Conversion Inc.

By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer